Exhibit 4.2
AMENDMENT TO AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
     This Amendment (the “Amendment”), dated as of December 2, 2005 is made and entered into pursuant to Section 16 of the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), dated as of October 19, 1999 among Day International Group, Inc. (the “Company”), Greenwich IV LLC (“Greenwich”), SGC Partners I LLC (“SG”), the holders of Company Preference Stock signatory thereto (“Preference Holders”), and the Employee Stockholders signatory thereto (together with Greenwich, SG and the Preference Holders, the “Stockholders”). Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Stockholders Agreement.
     WHEREAS, the Company is redeeming all of the outstanding 18% Preferred Stock as of the date hereof;
     WHEREAS, the stockholders of the Company have amended (i) the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 18% Convertible Cumulative Preference Stock due 2010 and Qualifications, Limitations and Restrictions Thereof relating to the 18% Convertible Cumulative Preference Stock due 2010 of the Company (the “18% Preferred Stock”) and (ii) the Certificate of Incorporation of the Company, to provide that the holders of the 18% Preferred Stock will receive Class C Non-Voting Common Stock of the Company, par value $0.01 per share (the “Class C Common Stock”), instead of Future Warrants upon an optional redemption of the 18% Preferred Stock; and
     WHEREAS, the undersigned, being the Company, Greenwich, SG, the holders of at least a majority of the outstanding Employee Stock and the holders of a majority of the outstanding shares held by Preference Holders desire to amend the Stockholders Agreement to add the Class C Common Stock to the Stockholders Agreement as provided in this Amendment.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby amend the Stockholders Agreement as follows:
1.	Delete the second “WHEREAS” clause in its entirety and replace it with the following:

“WHEREAS, the Company has three classes of Common stock, Class A Common Stock, par value $0.01 per share (the “Voting Common Stock”), Class B Non-Voting Common Stock, par value $0.01 per share (the “Class B Common Stock”), and Class C Non-Voting Common Stock, par value $0.01 per share (the “Class C Common Stock”; together with the Class B Common Stock, the “Non-Voting Common Stock”; and together with the Voting Common Stock and the Class B Common Stock, the “Common Stock”).

2.	In Section 2, after the definition of “Certificate of Designation,” insert the following new defined term:

“Class C Common Stock” is defined in the second “Whereas” clause.

3.	In Section 2, after the definition of “Qualified Public Offering,” insert the following new defined term:

“Redemption Common Stock” means Class C Common Stock and any shares of the Company’s Common Stock (including, without limitation, Class A Common Stock) that may be issued directly or indirectly upon the exchange or conversion of any Class C Common Stock.

4.	Delete the definition of “Warrant Shares” in its entirety:

5.	In the definition of “Preference Holder” contained in Section 2, delete the phrase “and shall include any holder of Warrant Shares or Conversion Shares” and replace it with “and shall include any holder of Class C Common Stock or Conversion Shares”.

6.	In the definition of “Stockholder Shares” contained in Section 2, delete the phrase “(i) all shares of Common Stock acquired by the Stockholders, including all shares of Common Stock acquired pursuant to the exercise of Options, Warrant Shares and Conversion Shares and ” and replace it with “(i) all shares of Common Stock acquired by the Stockholders, including all shares of Common Stock acquired pursuant to the exercise of Options, Class C Common Stock and Conversion Shares and”.

7.	In Section 10(a), delete the phrase “(iii) from and after a Qualified Public Offering, the holders of Warrant Shares shall have the right to require the Company to effect up to three registrations of Warrant Shares and Conversion Shares (any such registration, a “Demand Registration”) (the Stockholder requesting such Demand Registration, the “Requesting Stockholder”)” and replace it with “(iii) from and after a Qualified Public Offering, the holders of Redemption Common Stock shall have the right to require the Company to effect up to three registrations of Redemption Common Stock and Conversion Shares (any such registration, a “Demand Registration”) (the Stockholder requesting such Demand Registration, the “Requesting Stockholder”)”.

8.	In Section 19, delete the sentence “Prior to any permitted transfer of any shares of SG Stock, Employee Stock, Preference Stock, Warrant Shares or Conversion Shares, SG, the applicable Employee Stockholder or Preference Holder, as the case may be, will cause the transferee of such shares to agree in writing to be bound by the provisions of this Agreement and such shares of SG Stock, Employee Stock, Preference Stock, Warrant Shares or Conversion Shares will continue to be SG Stock, Employee Stock, Preference Stock, Warrant Shares or Conversion Shares, respectively, for purposes of this Agreement.” and replace it with “Prior to any permitted transfer of any shares of SG Stock, Employee Stock, Preference Stock, Redemption Common Stock or Conversion Shares, SG, the applicable Employee Stockholder or Preference Holder, as the case may be, will cause the transferee of such shares to agree in writing to be bound by the provisions of this Agreement and such shares of SG Stock, Employee Stock, Preference Stock, Redemption Common Stock or Conversion Shares will continue to be SG Stock, Employee Stock, Preference Stock, Redemption Common Stock or Conversion Shares, respectively, for purposes of this Agreement.”

9.	Miscellaneous Provisions.
     9.1 Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.
     9.2 Effect of Amendment. The Stockholders Agreement, as amended by this Amendment, sets forth the entire understanding with respect to the transactions contemplated hereby. The Stockholders Agreement, as amended hereby, shall continue in full force and effect.
     9.3 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
     9.4 Interpretation. In case any one or more of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     9.5 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Amendment.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, all as of the date first written above.

DAY INTERNATIONAL GROUP, INC.

By:	/s/ Thomas J. Koenig Name: Thomas J. Koenig
Title: Vice President and CFO

GREENWICH IV LLC

By: Greenwich Street Capital Partners, L.P., its
managing member
By: Greenwich Street Investments, L.P., its general
partner
By: Greenwich Street Investments, LLC, its
general partner

By:	/s/ Keith W. Abell Name: Keith W. Abell
Title: Vice President

SGC PARTNERS I LLC

By:	/s/ Christopher A. White Name: Christopher A. White
Title: Director

EMPLOYEE STOCKHOLDERS:

/s/ Dennis R. Wolters

Dennis R. Wolters

/s/ Thomas J. Koenig

Thomas J. Koenig

/s/ Steven F. Skerl

Steven F. Skerl
[Signature Page to Amendment to Stockholders Agreement]

PREFERENCE HOLDERS:

QUANTUM INDUSTRIAL PARTNERS LDC

By:	/s/ Jay A. Schoenfarber Name: Jay A. Shoenfarber
Title: Attorney-in-Fact

SFM DOMESTIC INVESTMENTS LLC

By:	/s/ Jay A. Schoenfarber Name: Jay A. Shoenfarber
Title: Attorney-in-Fact
[Signature Page to LLC Agreement Amendment]